Exhibit 99.1

Peadar Mac Canna	Citibank Ireland Financial Services plc
Vice President	1 North Wall Quay
Trade Business Management	Dublin 1, Ireland

Tel+353 (1) 622 4567
Fax+353 (1) 622 2741
peadar.maccanna@citigroup.com

2 August 2005

John Modin
Executive Vice President
PXRE Reinsurance Ltd
110 Pitts Bay Road
Pembroke HM 08
Bermuda

Dear John:

Committed letter of credit facility

Further to recent discussions, Citibank Ireland Financial Services plc (the “Bank”) is pleased to confirm its committed letter of credit issuance facility (the “Facility”) subject to the terms and conditions set out in this letter (the “Letter”).

Amount

The Facility shall be in a maximum aggregate amount of US$200,000,000 (the “Facility Limit”).

Facility Documents

The Company shall enter into the following documents in relation to the Facility:

(a)	Insurance Letters of Credit – Master Agreement (Form 3/CIFS) (the “Master Agreement”);
(b)	Pledge Agreement (the “Pledge Agreement”);
(c)	Custodial Undertaking Account Control Agreement (the “Account Control Agreement”);
(d)	Resolutions by the Board of Directors of the Company authorizing the entering into the Facility Documents (the “Resolutions”) certified by a secretary of the Company; and
(e)	General Communications Indemnity (the “General Communications Indemnity”).

The Master Agreement will set forth the method of establishing letters of credit under the Facility. In the event of any inconsistency between the terms of this Letter and the terms of any Facility Document, the terms of this Letter shall prevail.

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Conditions precedent

The Company shall not request the issue of any Credit (as defined in the Master Agreement) until the Bank has received the documents and other evidence specified below in a form and substance reasonably satisfactory to the Bank (each a “Condition Precedent”):

(a)	the enclosed duplicate of this Letter, duly executed on behalf of the Company before 8 August 2005;

(b)	the other Facility Documents together with any document to be delivered under the Facility Documents, duly executed on behalf of the Company;

(c)	evidence that all registrations, filings and other steps necessary (other than any specifically referred to as conditions subsequent) to perfect any security interest created pursuant to the Facility Documents have been fulfilled;

(d)	certified copies of the constitutional documents of the Company; and

(e)	such other documents and other evidence as the Bank may reasonably require from time to time.

Utilisation requests

Notwithstanding clause 1(a) of the Master Agreement, the Bank hereby agrees to issue during the term of the Facility upon request from the Company a Credit, provided that the Bank shall be entitled to decline any request to issue a Credit without liability to the Company or any third party to whom the Company owes an obligation if:

(a)	such request would cause the Bank to be in breach of any law of any jurisdiction (including non-exclusively any breach of sanctions imposed by the law of the United States of America); or

(b)	the Credit requested is in a currency other than US dollars, GB pounds sterling, Canadian dollars or Euros; or

(c)	the Company fails to deposit in an securities account with Citibank N.A. New York branch or such other bank or branch of the Bank as requested by the Bank pursuant to clause 1(a)(ii) of the Master Agreement a deposit in the amount of the Required Account Value (as defined in the Pledge Agreement) in accordance with the terms of the Pledge Agreement (it being understood that, unless otherwise requested by the Bank, the Collateral required under the Pledge Agreement shall be deposited in the Company’s account with Citibank N.A. New York branch).

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Fees

The Company shall pay to the Bank in advance on the date of this Letter and on each Quarter Day a letter of credit fee (the “Utilization Fee”) in an amount equal to 0.275% (on an annualised basis) of the Facility Limit less the principal amount of undrawn credit on that Quarter Day. The Utilization Fee payable on the date of this Letter shall be pro-rated for the number of days until 1 July 2005.

The Company shall pay to the Bank on the date of this Letter and on each Quarter Day a commitment fee (the “Commitment Fee”) in an amount equal to 0.10% (on an annualised basis) of the principal amount of undrawn credit on that Quarter Day.

Repayment and expiry

The Facility shall expire on 29 July 2008 (the “Expiry Date”), provided that Credits that were issued prior to the Expiry Date shall remain outstanding for the term of such Credit. The Bank and the Company shall commence negotiations, without being under any obligation, on the renewal of the Facility at least 60 days before the Expiry Date.

Representations and warranties

The Company repeats the representations, warranties and undertakings laid out in clauses 1(f) and (g) of the Master Agreement in favour of the Bank in relation to this Letter as if they were more fully laid out herein, on the date of acceptance of this Letter and on each day it requests to issue a Credit (by reference to the facts and circumstances then existing) until this Letter has expired or terminated.

The Bank represents and warrants to the Company that:

(a)	the Bank has and will at all times have the necessary power to enable it to enter into and perform the obligations expressed to be assumed by it under this Letter;

(b)	this Letter constitutes the Bank’s legal, valid, binding and enforceable obligation effective in accordance with its terms; and

(c)	all necessary authorisations to enable or entitle the Bank to enter into this Letter have been obtained and are in full force and effect and will remain in such force and effect at all times during the subsistence of this Letter.

Costs and expenses

The Company undertakes to indemnify the Bank, on demand, for and against all actions, proceedings, losses, damages, charges, costs, expenses, claims and demands which you may incur, pay or sustain (apart from the Bank’s own or its affiliates’, directors’, employees’ or agents’ gross negligence, bad faith or wilful misconduct) in connection with this Letter (including non-exclusively the cost of all registrations and any other reasonable legal fees that the Bank incurs in relation to the Facility).

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Certificates

Any demand, notification or certificate issued by the Bank specifying any amount due under this Letter or any Facility Document or any determination of any ratio shall, in the absence of manifest error, be conclusive and binding on the Company.

Instructions by Company

Notwithstanding clause 5 of the General Communications Indemnity, except as explicitly provided in this Letter, the Master Agreement, the Pledge Agreement and the Account Control Agreement, neither the Bank nor any of its affiliates (a) shall have the right to refuse to accept any instruction or communication given or made by the Company in respect of the Facility or any account maintained with the Bank or any affiliate and (b) shall have the right to charge any fee in respect of such instruction or communication during the term of the Facility.

Miscellaneous

The rights of each party to this Letter and the Facility Documents may be exercised as often as necessary; are cumulative and not exclusive of its rights under the general law; and may be waived only in writing and specifically. Delay in exercising or non-exercise of any such right is not a waiver of that right.

If any provision of this Letter or any Facility Document is or becomes illegal, invalid or unenforceable in any jurisdiction, that shall not affect (i) the legality, validity or enforceability in that jurisdiction of any other provision of that document; or (ii) the legality, validity or enforceability in any other jurisdiction of that or any other provision of that document.

In no event shall the Bank be liable on any theory of liability for any special, indirect, consequential or punitive damages except to the extent any such damages arise from the gross negligence, bad faith or wrongful misconduct of the Bank or the Bank’s affiliates, directors, employees, advisors or agents, and the Company hereby waives, releases and agrees (for itself and on behalf of the other members of the Group) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its or their favour.

Clauses 12, 13 and 14 of the Master Agreement shall apply in respect of this Letter.

The terms of this Letter may not be waived, modified or amended unless such waiver, modification or amendment is in writing and signed by you. The Bankmay not assign any of its rights hereunder without the prior written consent of the Company, provided that the prior written consent of the Company shall not be required for assignments to any holding company, subsidiary or affiliate of Citigroup Inc. The Company may not assign any of its rights hereunder without the prior written consent of the Bank.

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Definitions and interpretation

Unless otherwise defined herein, terms defined in any Facility Document shall have the same meanings when used in this Letter. The following terms shall have the following meanings.

Business Day means a day (other than a Saturday or a Sunday) on which banks are generally open in London, Dublin and New York.

Facility Documents means the documents specified in paragraphs 3(a) through 3(e) and any other document pursuant to which a security interest, guarantee or other form of credit support is created or exists in favour of the Bank in respect of the obligations of the Company under this Letter.

Group means the Company and each other person from time to time included in the consolidated financial statements of the Company.

Quarter Day means 1 January, 1 April, 1 July and 1 October, provided that if any such day would otherwise fall on a day that is not a Business Day, such Quarter Day shall be the next succeeding Business Day.

In this Letter (unless otherwise provided):

(a)	words importing the singular shall include the plural and vice versa;

references to:

	(i)	paragraphs are to be construed as references to the paragraphs of this Letter;

	(ii)	any document shall be construed as references to that document, as amended, varied, novated or supplemented;

	(iii)	any statute or statutory provision shall include any statute or statutory provision which amends, extends, consolidates or replaces the same;

	(iv)	any document or person being acceptable or approved or satisfactory shall be construed as meaning acceptable to or approved by or satisfactory to the Bank in its reasonable discretion;

	(v)	a person shall be construed so as to include that person's assignors, transferees or successors in title and shall be construed as including references to an individual, firm, partnership, joint venture, company, corporation, body corporate, unincorporated body of persons or any state or any agency of a state; and

	(vi)	time are to London time.

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

The headings in this Letter are for convenience only and shall be ignored in construing this Letter.

Governing law

This Letter shall be governed by English law and for the benefit of the Bank the Company irrevocably submit to the jurisdiction of the English Courts in respect of any dispute which may arise from or in connection with this Letter or any Credit.

A person who is not a party to this Letter has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any terms of this Letter.

Yours faithfully

/s/ P. Arch
For and on behalf of Citibank Ireland Financial Services plc

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.

Accepted and agreed on

/s/ Robert P. Myron
For and on behalf of PXRE Reinsurance Ltd

Citibank Ireland Financial Services plc 1 North Wall Quay, Dublin 1, Ireland Tel +353 1 622 2000 Fax +353 1 622 6261

Subsidiary of Citibank, N.A. Directors: Aidan M Brady, Maurice F Doyle, Mark Fitzgerald, Andrew Géczy (U.S.A.), Adrian Gray (U.K.),
Brian Hayes, John Keffer (U.S.A.), Frank McCabe, Daniel Nagy (U.S.A.)
Registered in Ireland: Registration Number 132781. Registered Office: 1 North Wall Quay, Dublin 1.